UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2021 (November 11, 2021)

AMERICA GREAT HEALTH

(Exact name of registrant as specified in its charter)

Wyoming	000-27873	98-0178621
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

1609 W Valley Blvd Unit 338

Alhambra, CA 91803

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 988-1333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations Item

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2021, America Great Health (the “Company”) entered into an Advisory Committee Member Consulting Agreement with Dr. Kevin Buckman MD, Inc. (“Consultant”). Pursuant to the Agreement, Consultant is to provide advisory services, as a member to the Advisory Committee to the Board of Directors of the Company, including without limitation, assisting GOF Biotechnologies Inc. in its new drug approval process for oral insulin and Amylase X.

Consultant shall be compensated with a warrant to purchase 500,000 shares of the Company at $0.01 per share within 24 months and a warrant at each of the following stages: IND application, Phase I clinical trials, Phase II clinical trials, Phase III clinical trials and the sale of GOF Biotechnologies Inc. / the license of oral insulin and Amylase X at Phase I or Phase II clinical trials stages.

This Agreement shall be for an initial one-year term and shall renew automatically for successive one-year terms up to a maximum of three (3) years unless terminated by either party pursuant to the Agreement.

The preceding description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Assets Acquisition Agreement, dated November 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICA GREAT HEALTH (Name of Registrant)

Date: December 3, 2021	By:	/s/ Mike Wang
	Name:	Mike Wang
	Title:	President (Principal Executive Officer)